Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 22, 2020 on the consolidated financial statements of B2S Holdings, Inc. and Subsidiaries as of and for the year ended December 31, 2019, which appears in Bakkt Holdings, Inc.’s Registration Statement on Form S-1 (File No. 333-261034).

/s/ Bennett Thrasher LLP

Atlanta, Georgia

January 6, 2022